Exhibit 21


       SUBSIDIARIES OF INTERNATIONAL MULTIFOODS CORPORATION


     The following is a list of the Company's subsidiaries as of March 1, 1997, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                 Jurisdiction
                                                      of
Name of Subsidiary                               Incorporation
--------------------------------------------     -------------
Damca International Corporation                    Delaware
     Inversiones MONACA, C.A.                      Venezuela
          AGROMONACA, C.A.                         Venezuela
          Molinos Nacionales, C.A. (MONACA)        Venezuela
     Robin Hood Multifoods Inc.                    Ontario
          Multifoods Inc.                          Ontario
          Gourmet Baker Inc.                       Ontario
          980964 Ontario Limited                   Ontario
Fantasia Confections, Inc.                         California
MINETCO - Minnesota International
Export Trading Company, Inc.                       Minnesota
Multifoods Bakery Distributors, Inc.               Delaware
Multifoods Bakery International, Inc.              Delaware
Multifoods Specialty Distribution, Inc.            Delaware
VSA, Inc.                                          Colorado